Exhibit 10.15

VANTIV HOLDING, LLC
(F/K/A FTPS HOLDING, LLC)

MANAGEMENT PHANTOM EQUITY PLAN, AS AMENDED

EFFECTIVE AS OF AUGUST 1, 2011

VANTIV HOLDING, LLC
(F/K/A FTPS HOLDING, LLC)
MANAGEMENT PHANTOM EQUITY PLAN, AS AMENDED

SECTION 1.  PURPOSE.

The purpose of the Plan is to attract and retain the best available personnel, to provide additional incentive to persons who provide services to the Company or any Parent or Subsidiary, and to promote the success of the Company’s business.  Consistent with these objectives, the Plan authorizes the granting of Phantom Units pursuant to the terms and conditions set forth herein.  Unless the context otherwise requires, capitalized terms used herein are defined in Section 8.

SECTION 2.  ADMINISTRATION.

a.               Committees.  The Plan shall be administered by the Board or, at its election, by one or more Committees consisting of one or more members of the Board who have been appointed by the Board in accordance with the LLC Agreement.  Each Committee shall have such authority and be responsible for such functions as may be delegated to it by the Board, and any reference to the Board in the Plan shall be construed as a reference to the Committee (if any) to whom the Board has delegated the relevant function.  If no Committee has been appointed, the entire Board shall administer the Plan.

b.               Authority of the Board.  The Board shall have full authority and discretion to take any actions it deems necessary or advisable for the administration and operation of the Plan, including a review of any decision, interpretation or other action by a Committee.  All decisions, interpretations and other actions of the Board or, in the absence of any action by the Board, any Committee shall be final and binding on all Participants and other persons deriving their rights from a Participant.  Without limiting the generality of the foregoing, the Board may, in its sole discretion, clarify, construe or resolve any ambiguity in any provision of the Plan or any Phantom Unit Agreement, accelerate vesting of Phantom Units, or modify or waive any terms or conditions applicable to any Phantom Units; provided, however, that no action taken by the Board shall adversely affect in any material respect the rights granted to any Participant under any outstanding Phantom Unit without the Participant’s written consent, unless such action is taken pursuant to Section 6(c).

c.               Fair Market Value Determinations of the Board.  The Board shall determine the Fair Market Value of a Class A Unit at least annually and at such shorter intervals as appropriate, as determined by the Board in its sole discretion.

SECTION 3.  UNITS SUBJECT TO PLAN.

a.               Basic Limitation.  The aggregate number of Phantom Units that may be issued under the Plan shall not exceed 8,695,652. The number of Phantom Units is subject to adjustment pursuant to Section 6. The number of Phantom Units outstanding at any time under the Plan shall not exceed the number of Phantom Units that then remain available for issuance under the Plan.

b.               Additional Units. In the event that any outstanding Phantom Unit expires, is cancelled or otherwise terminated without payment therefor, such Phantom Units shall again be available for the purposes of the Plan.

SECTION 4.  GENERAL TERMS.

a.               Eligibility.  The Board is authorized to grant Phantom Units to Employees, Directors and Consultants.

b.               Nontransferability.  Any Phantom Units issued under the Plan shall be subject to such vesting and special forfeiture conditions and other transfer restrictions as the Board may determine.  Such restrictions shall be set forth in the applicable Phantom Unit Agreement, and shall apply in addition to any restrictions that may apply to holders of Phantom Units generally. Except as may otherwise be provided in the relevant Phantom Unit Agreement, no Phantom Unit may be transferred, assigned, pledged or hypothecated by any Participant during the Participant’s lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process, except by beneficiary designation, will or the laws of descent and distribution.

c.               Withholding Requirements.  All payments required to be paid hereunder shall be subject to, and a Participant shall make such arrangements as the Board may require for the satisfaction of any federal, state, local or foreign withholding tax obligations or other deductions that may arise in connection with any Phantom Units granted under the Plan.

d.               No Retention Rights.  Nothing in the Plan or in any Phantom Unit Agreement granted under the Plan shall confer upon a Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Participant) or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without Cause, subject to the terms of any applicable employment agreement between a Participant and either the Company or any Parent or Subsidiary.  Nothing herein shall be interpreted or construed as treating a Participant as a member or partner of the Company.

e.               Unfunded Plan.  The Plan is intended to be an unfunded and unsecured obligation of the Company.  All payments under the Plan shall be made from the general assets of the Company and to the extent that any person acquires the right to receive payment from the Company under the Plan, such right, except to the extent required by law, shall be no greater than the rights of any unsecured general creditor of the Company.

f.                 No Effect on Benefits.  Phantom Units and payments under the Plan shall constitute special discretionary incentive payments to the Participants and shall not be required to be taken into account in computing the amount of salary or compensation of the Participants for the purpose of determining any contributions to or any benefits under any pension, retirement, profit-sharing, bonus, life insurance, severance or other benefit plan of the Company or any Parent or Subsidiary or under any agreement with a Participant, unless the Company or any Parent or Subsidiary or such other arrangement specifically provides otherwise.

g.              Severability.  The provisions of the Plan shall be deemed severable and the invalidity or unenforceability of any provisions of the Plan shall not affect the validity or enforceability of the other provisions hereof.  If any provision of the Plan, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (i) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (ii) the remainder of the Plan and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

SECTION 5.  PHANTOM UNITS.

a.               Phantom Unit Agreement.  Each grant of a Phantom Unit under the Plan shall be evidenced by a Phantom Unit Agreement between the Participant and the Company.  Except to the extent otherwise expressly provided for in the Phantom Unit Agreement, such Phantom Units shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which the Board deems appropriate for inclusion in a Phantom Unit Agreement, and the effectiveness of any grant may be conditioned upon the Participant being subject to such restrictive covenants as determined by the Board in its sole discretion.  The provisions of the various Phantom Unit Agreements entered into under the Plan need not be identical (whether or not the Participants are similarly situated).  No person shall have any claim or right to receive a grant of Phantom Units under the Plan.  The grant of Phantom Units to a Participant at any time shall neither require the Board to grant Phantom Units to such Participant or any other Participant or other person at any time nor preclude the Board from making subsequent grants of Phantom Units to such Participant or any other Participant or other person.

b.               Number of Units.  Each Phantom Unit Agreement shall specify the number of Phantom Units granted thereunder and shall provide for the adjustment of such number in accordance with Section 6, if applicable.

c.               Vesting.  Each Phantom Unit Agreement shall specify the date and events on which all or any installment of the Phantom Unit shall be vested and nonforfeitable (except as otherwise provided in the Plan).  The vesting and nonforfeitability provisions applicable to any Phantom Unit shall be determined by the Board in its sole discretion.

d.               Basic Term.  The Phantom Unit Agreement shall specify the term of the Phantom Units granted thereunder.  The Board at its sole discretion shall determine when such Phantom Units are to expire.

e.               Base Price.  All Phantom Units shall have a Base Price.

f.                 Payments and Issuances.  Payments of all vested Phantom Units (or issuances of shares of stock or other equity securities of the Company or any successor in lieu thereof) shall be made in accordance with the terms, and subject to the conditions, contained in the corresponding Phantom Unit Agreement.

SECTION 6.  ADJUSTMENT OF PHANTOM UNITS.

a.               General.  In the event that the Board determines in its sole discretion that any extraordinary distribution (whether in the form of cash, securities or other property), sale, recapitalization, reorganization, merger, consolidation, issuance or exchange of Class A Units, other ownership interests or other securities of the Company, or any other transaction or event affects the Phantom Units such that an adjustment is determined, by the affirmative vote of not less than 75% of the Board, to be appropriate in order to prevent inappropriate dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Board may in its sole discretion, in such manner as it deems equitable in order to maintain any Participant’s proportionate economic interest, adjust any or all of the number of the Phantom Units, other ownership interests or other securities of the Company (or number and kind of other securities or property) with respect to which awards may be made under the Plan; provided that the Board shall make an equitable adjustment to outstanding Phantom Units in order to maintain each Participant’s proportionate economic interests with respect to any subdivision or consolidation of the Class A Units.

b.               Initial Public Offering.  In the event of an IPO Conversion, the outstanding Phantom Units shall be converted into such common stock or other equity securities according to the terms, and subject to the conditions, contained in the corresponding Phantom Unit Agreement.

c.               Reservation of Rights. Except as provided in this Section 6 or a Phantom Unit Agreement, neither a Participant nor a Participant’s representative shall have any rights by reason of (i) any subdivision or consolidation of Units of any class (except as provided in the proviso in Section 6(a)), (ii) the payment of any distribution (except as provided in Section 6(a)) or (iii) any other increase or decrease in the number of Units of any class.  Any issuance by the Company of Units of any class, or securities convertible into Units of any class, shall not otherwise affect, and no other adjustment by reason thereof shall be made with respect to, the number or Base Price of Phantom Units.  The grant of a Phantom Units pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

d.               Section 409A Compliance.  To the extent that the Plan and/or the Phantom Units granted under the Phantom Unit Agreement are subject to Section 409A of the Code, the Board may, in its sole discretion and without a Participant’s prior consent, amend the Plan and/or awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and actions with retroactive effect) as are necessary or appropriate to (a) exempt the Plan and/or any Phantom Units from the application of Section 409A of the Code, (b) preserve the intended tax treatment of any such Phantom Units, or (c) comply with the requirements of Section 409A of the Code, Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date of the grant (“Section 409A Guidance”).  The Plan shall be interpreted at all times in such a manner that the terms and provisions of the Plan and/or the Phantom Unit Agreement are exempt from or comply with Section 409A Guidance.  The Company shall have no liability to any Participant or otherwise if the Plan or any grant, vesting or payment of any Phantom Unit hereunder are subject to the additional tax and penalties under Section 409A of the Code.

SECTION 7.  DURATION AND AMENDMENTS.

a.               Term of the Plan.  The Plan, as set forth herein, shall become effective on the date of its adoption by the Board.  The Plan shall terminate automatically on the day preceding the tenth anniversary of its adoption by the Board unless earlier terminated pursuant to Section 7(b).

b.               Right to Amend or Terminate the Plan.  The Board may amend, suspend or terminate the Plan in whole or in part at any time and for any reason, subject to Section 2(b); provided, however, that any amendment of the Plan (except as provided in Section 6) which increases the maximum number of Phantom Units available for issuance under the Plan in the aggregate shall be subject to the approval of the Company’s members in accordance with the LLC Agreement.  Member approval shall not be required for any other amendment of the Plan.  No Phantom Units shall be issued under the Plan after the termination thereof.  The termination of the Plan shall not affect any Phantom Units outstanding on the termination date.

SECTION 8.                            DEFINITIONS.

a.               “Base Price” shall mean the Fair Market Value of a Class A Unit on the date of grant.

b.               “Board” shall mean the Board of Directors of the Company, as constituted from time to time.

c.               “Cause” shall have the meaning set forth in the Participant’s then-effective employment agreement with the Company or any Parent or Subsidiary, or, if there is no then-effective agreement, then “Cause” shall mean: (i) the Participant’s failure to follow the reasonable instructions of the Board or the Participant’s direct supervisor (other than as a result of total or partial incapacity due to physical or mental illness), which breach, if curable, is not cured within 10 business days after notice to the Participant, or, if cured, recurs within 180 business days, (ii) the Participant’s gross negligence, willful misconduct, fraud, insubordination, acts of dishonesty or conflict of interest relating to the Company or any Parent or Subsidiary or (iii) the Participant’s commission of any misdemeanor relating to the affairs of the Company or any Parent or Subsidiary or the Participant’s indictment for, or plea of nolo contendere to, a crime constituting a felony under the laws of the United States or any state thereof.

d.               “Class A Units” shall mean the Class A Units (as defined in the LLC Agreement) of the Company or any successor security.

e.               “Code” shall mean the Internal Revenue Code of 1986, as amended, or any successor statute thereto.

f.                 “Committee” shall mean a committee of the Board, as described in Section 2(a).

g.              “Common Stock” shall mean (i) the common stock or other equity securities for which the Class A Units have been converted or exchanged of a successor corporation or other entity into which the Company is converted or merged, (ii) the common stock or other equity securities of a corporation or other entity otherwise formed by the Company or its members for the purpose of offering securities to the public that are issued or issuable for the Class A Units or the rights to receive, or the securities that are convertible into, or exchangeable or exercisable for, the common stock or other equity securities of a corporation or other entity otherwise formed by the Company or the holders of Units for the purpose of offering securities to the public that are issued or issuable for the Class A Units, or (iii) the common stock or other equity securities of a Parent, a Subsidiary or other entity to which the assets of the Company and/or the Subsidiaries have been transferred, in each case, whose securities the Company has determined to offer to the public and that are issued or issuable for the Class A Units.

h.              “Company” shall mean Vantiv Holding, LLC (f/k/a FTPS Holding, LLC), a Delaware limited liability company.

i.                 “Consultant” shall mean a person who performs bona fide services for the Company or any Parent or Subsidiary as a consultant or advisor, excluding Employees and Directors.

j.                 “control”  (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

k.             “Director” shall mean a member of the Board who is not an Employee.

l.                 “Disability” shall have the meaning set forth in the Participant’s then-effective employment agreement with the Company or any Parent or Subsidiary, or, if there is no then-effective agreement, then “Disability” shall mean: the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment, as determined by the Board in its sole reasonable discretion.

m.           “Employee” shall mean an individual who is a common-law employee of the Company or any Parent or Subsidiary.

n.              “Fair Market Value” of any security shall mean, (i) if such security is readily traded on a national securities exchange or other market system, the closing price of such security on the last business day immediately preceding the date of determination, or (ii) if such security is not readily tradable on an exchange or other market system, then the fair market value of such security, as between a willing buyer and a willing seller not under a compulsion to buy or sell in an arms’-length transaction occurring on the date of the valuation, taking into account the relevant factors, as reasonably determined in Good Faith by the Board as of the time of valuation.

o.               “Good Faith” shall mean a Person having acted honestly and fairly and in a manner such Person reasonably believed to be in or not opposed to the best interests of the Company (as opposed to the interests of a particular member of the Company).

p.               “Initial Public Offering” means the first registered public offering and sale of Class A Units or Common Stock for cash pursuant to an effective registration statement under the Securities Act of 1933, as amended, registered on Form S-1 (or any successor form), in which such Class A Units or Common Stock are sold to one or more underwriters on a firm-commitment basis for reoffering to the public.

q.               “IPO Conversion” shall mean, with respect to an Initial Public Offering, the conversion or exchange of Class A Units into Common Stock as approved by the Board in its discretion in accordance with the LLC Agreement in connection with such Initial Public Offering.

r.               “LLC Agreement” shall mean the Amended and Restated Limited Liability Company Agreement by and among the Company and the members party thereto, dated as of June 30, 2009, as may be amended from time to time in accordance with its terms.

s.               “Parent” shall mean, with respect to any Person, a Person that has control of such Person.  A Person that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

t.                 “Participant” shall mean an Employee, Director or Consultant to whom the Board has granted Phantom Units under the Plan.

u.              “Person” shall mean a natural person, individual, corporation, partnership, limited partnership, limited liability partnership, limited liability company, association, joint venture, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, any business or legal entity, and any spouse, heir, legatee, executor, administrator, predecessor, successor, representative or assign of any of the foregoing.

v.                “Phantom Unit” shall mean a notional Class A Unit (or any successor security) of the Company that tracks the value of a Class A Unit but does not entitle a Participant to be the holder of a Class A Unit or any equity interest of the Company or any Parent or Subsidiary at any time.

w.             “Phantom Unit Agreement” shall mean any agreement between the Company and any Participant which contains the terms, conditions and restrictions pertaining to the Participant’s Phantom Units.  The Board may make such changes to the form of the Phantom Unit Agreement for any particular grant as the Board may determine pursuant to its authority set forth in Section 2 of the Plan.

x.               “Plan” shall mean this Vantiv Holding, LLC (f/k/a FTPS Holding, LLC) Management Phantom Equity Plan, as may be amended, modified and supplemented from time to time.

y.               “Service” shall mean service as an Employee, Director or Consultant.

z.               “Subsidiary” shall mean any Person of which (i) a majority of the outstanding share capital, voting securities or other equity interests are owned, directly or indirectly, by the Company and/or any Subsidiary or (ii) the Company and/or any Subsidiary is entitled, directly or indirectly, to appoint a majority of the board of directors or comparable body of such Person.  A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.  For purposes of this definition, “corporation” shall include a partnership, limited liability company or other entity consistent with the purpose of this definition.

aa.         “Units” shall mean the Class A Units, the Class B Units and the Class C Units (each, as defined in the LLC Agreement) of the Company.

SECTION 9.  MISCELLANEOUS.

a.               Choice of Law.  The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such State without reference to the conflicts of laws thereof to the extent such reference would direct a matter to another jurisdiction.

b.               Notices.  Any notice, request or other document required or permitted to be given or delivered to a Participant or the Company shall be given at the address or email address set forth below and shall be effective upon (1) personal delivery to the recipient, (2) when telecopied or emailed to the recipient if the telecopy is promptly confirmed by automated or telephone confirmation thereof or if the email is promptly confirmed by email or telephone confirmation thereof, or (3) one (1) business day after being sent to the recipient by reputable overnight courier service (charges prepaid):

If to a Participant, to the Participant’s last address (or to the last facsimile number) shown on the payroll records of the Company.

If to the Company or any Parent or Subsidiary, to:

Vantiv Holding, LLC
8500 Governor’s Hill Drive

Cincinnati, OH 45249-1384
Attention: Charles D. Drucker

c.               Successors and Assigns of the Company.  The terms of the Plan shall be binding upon and inure to the benefit of the Company and any of its successors and assigns.

d.               Execution.  To record the adoption of the Plan by the Board, the Company has caused its authorized officer to execute the same.

Vantiv Holding, LLC
(f/k/a FTPS Holding, LLC)

By:	/s/ Nelson F. Greene
Name:	Nelson F. Greene
Title:	Chief Legal Officer and Secretary

Signed pursuant to authority granted by the Vantiv Holding, LLC Board of Directors on April 26, 2011